Exhibit 10.16

LEASE SCHEDULE NO. 003R

“This Lease Schedule No. 003R replaces Lease Schedule No. 003.”

This Lease Schedule is issued pursuant to the Lease Agreement Number TR051905 dated May 19, 2005. The terms of the Lease Agreement and serial numbers contained on Certificates of Acceptance are a part hereof and are incorporated by reference herein.

LESSOR	LESSEE
Farnam Street Financial, Inc.	Transcend Services, Inc.
240 Pondview Plaza	945 East Paces Ferry Road
5850 Opus Parkway	Suite 1475
Minnetonka, MN 55343	Atlanta, GA 30326

SUPPLIER OF EQUIPMENT	LOCATION OF EQUIPMENT
eWorkz, Digital Voice Systems,	Same as above
Tridia, Various

Term of Lease from Commencement Date: 24 Months

Monthly Lease Charge: $26,258.00

Anticipated Delivery and Installation: October 2005 – February 2006

Projected Commencement Date: March 1, 2006

Security Deposit: Upon Lessee’s execution of this Lease Schedule, Lessee shall deliver a security deposit in the amount of $26,258.00. At the end of the applicable lease term, provided that there is no event of default, this security deposit will be returned to Lessee.

EQUIPMENT

MANUFACTURER	QTY	MACHINE/MODEL	EQUIPMENT DESCRIPTION (including features)
Dictaphone			Transcription hardware and software
Milner Voice & Data			Voice Fusion Software
eWorkz			Servers
Digital Voice Systems			PCs
Tridia			DVI Expansion, software
Various			Various hardware and software for Data Center

All of the Equipment on this Lease Schedule shall be defined as a total of $616,000.00. The Monthly Lease Charge listed above is calculated based on the agreement that this cost will be comprised of $362,000.00 of hardware at a lease rate of 0.041240 per $1.00 and $254,000.00 of soft costs (software, installation, service, maintenance, deposits, etc.) at a lease rate factor of 0.044604 per $1.00. This Lease Schedule shall Commence in accordance with the Lease Agreement when all of the Equipment cost described above is installed and accepted under Certificates of Acceptance issued pursuant to this Lease Schedule. The Monthly Lease Charge will be prorated and charged as interim rent between the date an item of equipment is accepted and the Commencement Date. If the exact description of the Equipment changes from what is listed above or on the Attachment A or should Lessee and Lessor agree to revise the total cost or the proportion of hardware to soft costs, a revised Lease Schedule shall be executed by both parties to reflect these changes.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:

FARNAM STREET FINANCIAL, INC. “LESSOR”		TRANSCEND SERVICES, INC. “LESSEE”

By:	/s/ Steven C. Morgan	By:	/s/ Lance B. Cornell

Print Name:	Steven C. Morgan	Print Name:	Lance B. Cornell

Title:	President	Title:	C.F.O.

Date:	Dec. 21, 2005	Date:	12/20/05